UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 Technology Drive, Suite 100

Ann Arbor, Michigan 48108

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: Common Shares, without par value

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-38298), originally filed with the Securities and Exchange Commission on February 26, 2020, which description is incorporated herein by this reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1

Articles of Amalgamation of Zomedica Corp. and all amendments thereto, as well as all Certificates issued in respect thereto (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10‑Q filed with the Commission on May 12, 2021 (File No. 001‑38298))

3.2

Amended and Restated By-Law No. 1 (2nd Version) of Zomedica Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8‑K filed with the Commission on August 7, 2020 (File No. 001‑38298))

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZOMEDICA CORP.

Date: August 20, 2025	By:	/s/ Karen De-Haan Fullerton
	Name:	Karen De-Haan Fullerton
	Title:	General Counsel and Corporate Secretary

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